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                                                                   EXHIBIT 23.3

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Time Warner Inc. (the 'Issuer') related to the registration of Debt Securities of the Issuer unconditionally guaranteed by Time Warner Companies, Inc. and Turner Broadcasting System, Inc. of our report dated February 5, 1996, which appears on page 53 of Turner Broadcasting System, Inc.'s 1995 Annual Report to Shareholders, which is incorporated by reference in Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference in the Time Warner Inc. Annual Report on Form 10-K,as amended by Form 10-K/A dated June 25, 1998, for the year ended
December 31, 1997. which is incorporated by reference in this Registration Statement on Form S-3. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 43 of the Turner Broadcasting System, Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading 'Experts' in such Prospectus.


PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
August 10, 1998

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